SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549



                         FORM 8-K

                      CURRENT REPORT



          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):
May 18, 1999



               AMERICAN GENERAL CORPORATION
    (Exact name of registrant as specified in charter)


Texas                   1-7981             74-0483432
(State or other    (Commission File     (IRS Employer
jurisdiction of         Number)        Identification
incorporation)                                Number)


     2929 Allen Parkway, Houston, Texas 77019
 (Address of principal executive offices)(Zip Code)


Registrant's telephone number, including area code:
(713) 522-1111



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               AMERICAN GENERAL CORPORATION



Item 5.     Other Events.

  On May 18, 1999, the Chancery Court of the First
Judicial District of Jones County Mississippi rendered a judgment awarding approximately $500,000 in compensatory damages and $167 million in punitive damages against American General Financial Center ("Financial Center"), a subsidiary of registrant. The case was brought by 29 individuals who in the early 1990s purchased satellite dishes for approximately $2,500 from distributors who arranged financing for these satellite dishes through the Financial Center. The registrant's subsidiary intends to seek further review and appeal of the judgment and believes that it has substantial bases for success in this process.

                         SIGNATURE


       Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                      AMERICAN GENERAL CORPORATION



Dated: May 19, 1999   By: /S/ MARK S. BERG
                          Mark S. Berg
                          Executive Vice President
                          and General Counsel